UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2023

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 S. Good-Latimer Expressway, Dallas TX	75226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 428-1535

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	BRID	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 31, 2023, the Company signed a 90-day extension on its revolving line of credit with Wells Fargo Bank, N.A. (“Wells Fargo”) to extend the maturity date to November 30, 2023, on its existing terms. Under the terms of this line of credit, the Company can borrow up to $15,000,000 at an interest rate equal to the bank’s prime rate or secured overnight financing rate plus 2.0%. The line of credit has an unused commitment fee of 0.25% of the available loan amount.

Additionally, as disclosed in the Company’s Form 10-Q for the quarter ended July 7, 2023, the Company is in discussion with Wells Fargo to amend its revolving line of credit to, among other things, decrease availability to $7,500,000 and extend the maturity date to August 31, 2024. The Company cannot make assurances that such an amendment will be agreed upon by the parties and executed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

September 5, 2023	By:	/s/ Cindy Matthews-Morales
Cindy Matthews-Morales
Principal Financial Officer